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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the use of our report dated October 14, 1998, on the consolidated financial statements of Access Health, Inc. as of September 30, 1996 and 1997 and for each of the three years in the period ended September 30, 1997, included in Access Health, Inc.'s Form 8-K dated October 16, 1998.


ARTHUR ANDERSEN LLP

Denver, Colorado,
  October 16, 1998.